UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 12, 2008

CHESAPEAKE ENERGY CORPORATION
(Exact name of Registrant as specified in its Charter)

Oklahoma	1-13726	73-1395733
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6100 North Western Avenue, Oklahoma City, Oklahoma	73118
(Address of principal executive offices)	(Zip Code)

(405) 848-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01  Regulation FD Disclosure.

On June 12, 2008, Chesapeake Energy Corporation (the “Company”) issued a press release announcing that it has received a petition filed in Texas State District Court in Dallas County brought by ICC Energy Corp. alleging that the Company breached an agreement regarding the marketing of natural gas from the Barnett Shale underlying the Dallas/Fort Worth International Airport (DFW).  The press release also expresses the Company’s view that the petition is without merit and that its allegations are inaccurate and misleading.  A copy of the press release is attached as exhibit 99.1 to this Current Report.

On June 16, 2008, the Company issued a joint press release with Goodrich Petroleum Corporation announcing that the two companies have entered into a joint venture to develop Goodrich’s Haynesville Shale acreage in the Bethany-Longstreet and Longwood fields of Caddo and DeSoto Parishes, Louisiana.  A copy of the press release is attached as exhibit 99.2 to this Current Report.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Document Description

99.1	Chesapeake Energy Corporation press release dated June 12, 2008
99.2	Chesapeake Energy Corporation press release dated June 16, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHESAPEAKE ENERGY CORPORATION

June 16, 2008	By:	/s/ Jennifer M. Grigsby
Jennifer M. Grigsby
Senior Vice President, Treasurer and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Document Description

99.1	Chesapeake Energy Corporation press release dated June 12, 2008
99.2	Chesapeake Energy Corporation press release dated June 16, 2008